UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2015
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

On June 11, 2015 at our 2015 Annual Meeting of Stockholders, the stockholders of the Company voted on the following four items:

1. To elect ten directors to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2. To consider a non-binding advisory resolution approving executive compensation.

3. To approve the material terms of the performance goals, as modified, in the Company's 2010 Incentive Plan.

4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2015.

The results are as follows:

Proposal 1.	The nominees for director were elected based upon the following votes:

Nominee	Shares For	Shares Against	Abstentions	Broker Non-Votes
John W. Altmeyer	57,470,991	179,802	29,612	1,757,514
Stephen W. Bershad	57,011,043	639,754	29,608	1,757,514
David A.B. Brown	56,946,612	704,198	29,595	1,757,514
Larry J. Bump	57,038,710	612,264	29,431	1,757,514
Anthony J. Guzzi	57,294,362	357,379	28,664	1,757,514
Richard F. Hamm, Jr.	56,937,702	712,691	30,012	1,757,514
David H. Laidley	57,018,721	631,872	29,812	1,757,514
Frank T. MacInnis	57,251,638	399,386	29,381	1,757,514
Jerry E. Ryan	57,144,032	507,675	28,698	1,757,514
Michael T. Yonker	57,061,749	588,744	29,912	1,757,514

Proposal 2.	The proposal for stockholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Shares For	55,765,286
Shares Against	1,882,277
Shares Abstaining	32,842
Broker Non-Votes	1,757,514

Proposal 3.	The proposal for stockholders to approve the material terms of the performance goals, as modified, in the Company's 2010 Incentive Plan was approved based upon the following votes:

Shares For	56,456,526
Shares Against	1,196,018
Shares Abstaining	27,861
Broker Non-Votes	1,757,514

Proposal 4.	The proposal for stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2015 was approved based upon the following votes:

Shares For	58,962,904
Shares Against	448,954
Shares Abstaining	26,061

There were no broker non-votes on this item.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: June 15, 2015	By:	/s/ Sheldon I. Cammaker
Name: Sheldon I. Cammaker Title: Executive Vice President, General Counsel, and Secretary